UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2011

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-1026454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 25, 2011, The Mosaic Company (“Old Mosaic”) completed its merger (the “Merger”) with GNS Merger Sub LLC (“Merger Sub”), a wholly-owned subsidiary of GNS II (U.S.) Corp. (“New Mosaic”, which has been renamed “The Mosaic Company” as described below under Item 5.03), whereby Merger Sub merged with and into Old Mosaic with Old Mosaic continuing as the surviving corporation in the Merger. As a result of the Merger, (i) Old Mosaic (renamed “MOS Holdings Inc.” pursuant to the Merger) has become a wholly-owned subsidiary of New Mosaic, (ii) a portion of the shares of Old Mosaic common stock held by Cargill, Incorporated (“Cargill”) were converted, on a one-for-one basis, into the right to receive shares of each series of New Mosaic class A common stock and each series of New Mosaic class B common stock, and (iii) each of the other outstanding shares of Old Mosaic common stock (including a portion of the shares of Old Mosaic common stock held by Cargill) were converted, on a one-for-one basis, into the right to receive shares of New Mosaic common stock.

The Merger was effected pursuant to the terms of the previously announced Merger and Distribution Agreement, dated as of January 18, 2011 (as amended, modified or supplemented from time to time, the “Merger Agreement”), by and among Old Mosaic, New Mosaic, Merger Sub, Cargill and, for the limited purposes set forth therein, the Margaret A. Cargill Foundation, the Acorn Trust, the Lilac Trust and the Anne Ray Charitable Trust (collectively, the “MAC Trusts”). The Merger Agreement was adopted by Old Mosaic stockholders at a special meeting of stockholders held on May 11, 2011.

Upon completion of the Merger, New Mosaic replaced Old Mosaic as the listed parent corporation for Mosaic’s consolidated operations. At such time, New Mosaic common stock was deemed to be registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12g-3(a) promulgated thereunder and commenced trading on the New York Stock Exchange under the symbol “MOS”. For purposes of Rule 12g-3(a), New Mosaic is the successor issuer to Old Mosaic. Old Mosaic (under the name “MOS Holdings Inc.”) will continue to file reports as a voluntary filer under the Securities Exchange Act of 1934, as amended, in connection with contractual obligations under certain of the company’s debt securities.

The directors and executive officers of New Mosaic immediately following the Merger are the same individuals who were directors and executive officers, respectively, of Old Mosaic immediately prior to the Merger. As previously disclosed in New Mosaic’s proxy statement/prospectus dated April 11, 2011, filed on April 11, 2011 pursuant to Rule 424(b)(3) (Registration No. 333-172076), in connection with entering into the memorandum of understanding regarding the settlement of the stockholder lawsuits, one of the two Cargill-affiliated directors on the New Mosaic board of directors (as will be determined in the sole discretion of New Mosaic in consultation with Cargill) will resign as a director of New Mosaic no later than the date of the next annual meeting of New Mosaic stockholders.

Immediately following the completion of the Merger, the outstanding share capital of New Mosaic is as follows:

•	275,812,954 shares of common stock;

•	57,768,374 shares of class A common stock; and

•	112,991,398 shares of class B common stock.

Immediately following the Merger, New Mosaic had the same number of outstanding shares of stock as did Old Mosaic immediately prior the Merger.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Old Mosaic’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2011.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Items 2.01 and 5.03 are incorporated by reference herein.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Items 2.01 and 8.01 are incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 2.01 is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Incorporation

As contemplated by the Merger Agreement, immediately prior to the Merger New Mosaic’s restated certificate of incorporation became effective, which recapitalized New Mosaic’s share capital (as described below). New Mosaic’s restated certificate of incorporation authorizes the issuance of common stock, four series of class A common stock and three series of class B common stock and, among other things, provides that:

•

each share of each series of class A common stock is entitled to one vote per share with respect to all matters to which holders of class A common stock are entitled to vote, is subject to certain transfer restrictions, is converted into shares of common stock at designated times and has certain class voting rights, as set forth in the restated certificate of incorporation;

•

each share of each series of class B common stock is entitled to ten votes per share with respect to the election of directors and one vote per share with respect to all other matters on which holders of class B common stock are entitled to vote, is subject to certain transfer restrictions, is converted into a share of either class A common stock or common stock in certain circumstances and has certain class voting rights, as set forth in the restated certificate of incorporation; and

•

each share of the common stock is entitled to one vote per share with respect to all matters to which holders of common stock are entitled to vote and has certain class voting rights, as set forth in the restated certificate of incorporation.

In addition, immediately following the Merger, New Mosaic also filed a restated certificate of incorporation (which changed the name of New Mosaic to “The Mosaic Company”).

This summary description of New Mosaic’s common stock, class A common stock and class B common stock does not purport to be complete and is qualified in its entirety by reference to New Mosaic’s restated certificate of incorporation filed as Exhibit 3.1 hereto and incorporated by reference herein.

A detailed description of New Mosaic’s restated certificate of incorporation was previously reported in New Mosaic’s proxy statement/prospectus dated April 11, 2011, which description is incorporated by reference herein.

Bylaws

As contemplated by the Merger Agreement, New Mosaic’s amended and restated bylaws were adopted by the New Mosaic board of directors, which bylaws are identical to the bylaws of Old Mosaic immediately prior to the Merger but without provisions relating to a majority stockholder that were included in the Old Mosaic bylaws.

This summary description of the bylaw amendments does not purport to be complete and is qualified in its entirety by reference to the amended and restated bylaws of New Mosaic filed as Exhibit 3.2 hereto and incorporated by reference herein.

Item 8.01.	Other Events.

Tax Agreement

On May 24, 2011, Old Mosaic, New Mosaic and Cargill entered into Amendment No. 1 to the Tax Agreement (the “Tax Agreement Amendment”), a copy of which is attached hereto as Exhibit 2.1, which amends the previously filed Tax Agreement, dated January 18, 2011 (the “Tax Agreement”), among Old Mosaic, New Mosaic and Cargill. The Tax Agreement Amendment clarifies that the payment of a stock dividend by New Mosaic prior to the second anniversary of the closing of Merger constitutes a “Prohibited Act” under the Tax Agreement, and makes certain other administrative changes.

The foregoing description of the Tax Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Tax Agreement Amendment, which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

Governance Agreement

On May 25, 2011, New Mosaic, Old Mosaic and the other stockholder parties thereto entered into an Amended and Restated Governance Agreement (the “A&R Governance Agreement”), a copy of which is attached hereto as Exhibit 2.2, which amends and restates the previously announced Governance Agreement, dated January 18, 2011, among New Mosaic, Old Mosaic and the other stockholder parties thereto, in order to implement the changes agreed to in connection with entering into the memorandum of understanding regarding the settlement of the stockholder lawsuits previously described in New Mosaic’s proxy statement/prospectus dated April 11, 2011 and to reflect the appropriate signatories to such agreement in connection with the closing of the Merger. As a condition to closing of the Merger, the MAC Trusts and any other exchanging Cargill stockholder who, to Cargill’s knowledge at the time of closing, was reasonably expected to, or was part of a group of stockholders that was reasonably expected to, beneficially own 5% or more of the voting power of New Mosaic for the election of directors immediately following the Split-off (as defined below), has become a party to the A&R Governance Agreement.

The foregoing description of the A&R Governance Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the A&R Governance Agreement, which is attached as Exhibit 2.2 hereto and incorporated herein by reference.

Cargill Split-off and Debt-Exchange

Pursuant to the Merger Agreement, immediately following the Merger, Cargill consummated a split-off (the “Split-off”) in which it exchanged all of the shares of New Mosaic class A common stock, New Mosaic class B common stock and New Mosaic common stock it received in the Merger (other than shares of New Mosaic common stock retained by Cargill (the “Cargill Retained Shares”)) for all or a portion of the outstanding shares of Cargill common stock held by the MAC Trusts and by other Cargill stockholders who participated in the Split-off.

Also pursuant to the Merger Agreement, Cargill consummated a debt exchange (“Debt Exchange”), pursuant to which it exchanged with Cargill debt holders all of the Cargill Retained Shares for indebtedness of Cargill pursuant to a debt exchange agreement.

As a result of the Split-off and Debt Exchange, Cargill distributed its entire approximately 64% stake, or 286 million shares, in New Mosaic to Cargill’s stockholders and debt holders.

Secondary Offering

The previously announced registered secondary offering (“Secondary Offering”) of 100,000,000 shares of New Mosaic common stock (plus an additional 15,000,000 shares of New Mosaic common stock pursuant to the over-allotment option), at a price of $65.00 per share, closed on May 25, 2011. New Mosaic received no proceeds from the Secondary Offering.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Reference is made to the Exhibit Index hereto with respect to the exhibits filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: May 25, 2011	By:	/s/ Richard L. Mack
	Name:	Richard L. Mack
	Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment No. 1 to the Tax Agreement, dated as of May 24, 2011, by and among New Mosaic, Old Mosaic and Cargill.

2.2	Amended and Restated Governance Agreement, dated as of May 25, 2011, by and among New Mosaic, Old Mosaic, and each of the other parties thereto.

3.1	Restated Certificate of Incorporation of New Mosaic.

3.2	Amended and Restated Bylaws of New Mosaic.